Exhibit 99.3

FOR IMMEDIATE RELEASE     CONTACTS:     Christopher Abate
Redwood Trust, Inc.     Chief Financial Officer
Wednesday, August 5, 2015         (415) 384-3584

Kristin Brown
Investor Relations
(415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND
FOR THE THIRD QUARTER OF 2015

MILL VALLEY, CA – Wednesday, August 5, 2015 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a third quarter regular dividend of $0.28 per share. The third quarter 2015 dividend is payable on September 30, 2015 to stockholders of record on September 15, 2015.
"The payment of regular dividends remains a priority for Redwood,” said Marty Hughes, Redwood's CEO.
For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.